EXHIBIT 32

SWINGPLANE VENTURES, INC.

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. ss. 1350, as adopted), Carlos De la Torre, Chief Executive Officer and President of Swingplane Ventures, Inc. (the "Company"), and Dimitrios Trikeriotis, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.        The Company's Quarterly Report on Form 10-Q for the six month period ended December 31, 2013 to which this Certification is attached as Exhibit 32 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report.

DATE: February 19, 2014	By:	/s/ Carlos De la Torre
	Name:	Carlos De la Torre
	Title:	Chief Executive Officer & President
(Principal Executive Officer)

DATE: February 19, 2014	By:	/s/ Dimitrios Trikeriotis
	Name:	Dimitrios Trikeriotis
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 1350 of Title 18 of the United States Code has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 1350 of Title 18 of the United States Code and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing.)